An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Subject to Completion, dated ________

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Winners, Inc.

a Nevada corporation

401 Ryland Street

Suite 200-A

Reno, NV 89502

Telephone: 917-767-0075

7990	26-0764832
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

WINNERS, INC.

Maximum combined offering of $5,000,000 consisting of 10,000,000 Shares of Common Stock

WINNERS, INC. (“Winners” or the “Company”) is offering a maximum amount of $5,000,000 of Common Stock (“Stock” or “Shares” on a “no minimum/best efforts” basis (the “Offering”). This offering is being conducted on a “best-efforts” basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. None of the proceeds received will be placed in an escrow, trust account or other similar arrangement. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares. This Offering will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Shares have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

On January 13, 2026, the Company completed a 1:300 reverse stock split in the State of Nevada. The stock split is pending a completed FINRA reverse split corporate action. This offering is based on the post-split price per share and corresponding post-split share counts. Shares purchased under this offering statement will be issued by the Company’s transfer agent after the completed FINRA reverse split corporate action is effectuated in the OTC Marketplace.

This Offering is a fixed price offering of 10,000,000 shares of common stock at the fixed price of $0.50 per share. There is currently no trading market for the shares to be sold in this Offering and there will not be a trading market for such shares upon qualification of this Offering. The offering price of the Shares has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the Shares is the fair market value of the Shares or that investors will earn any profit on them.

The Company’s founders, directors and executive officers own or control a majority of the Company and their holdings may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote.

This Offering is being made directly by the Company and is not currently being offered through an underwriter or broker dealer. As a result, the Company does not currently anticipate incurring or paying any sales commissions to any third parties for the sale of this Offering.

Winners, Inc. through its wholly owned subsidiary, MoneyLine Sports, Inc., provides predictive sports analytics and data products for US sports, including NFL, NBA, MLB, and NCAA. Driven by Artificial Intelligence (“AI”), machine learning and blockchain technology, the Company seeks to provide sports fans and bettors an immersive experience using professional wagering tools, streaming sports, data analytics, and GenAI messaging. More information on the Company and products may be found at the Issuer’s corporate website at www.Winnersinc.com.

The Company is a pre-revenue early development-stage company. Our financial results reflect our investment in building out our business model and building our infrastructure of sports technology platforms for revenue-producing initiatives. Our sports technology platforms and mobile applications are designed, developed in-house and distributed from our commercial data capabilities.

Winners, Inc. was originally incorporated in Nevada on August 10, 2007 under its original name Plantation Development and rebranded on December 2, 2020 to Winners, Inc. (OTC: WNRS). On September 30, 2025, Winners, Inc. and MoneyLine Sports, Inc. completed a reorganization and stock purchase agreement by which MoneyLine Sports became a wholly owned subsidiary of Winners, Inc.

This Offering is being conducted on a “best efforts” basis, with no minimum. The following illustrates certain important information regarding the sale of this Offering.

	Price to public	Underwriting discount or commissions	Proceeds to Issuer	Proceeds to other persons
Per Share/Unit	$0.50	$0	$0.50	$0
Total Minimum	$0	$0	$0	$0
Total Maximum	$5,000,000	$0	$5,000,000	$0

For further information about the Stock being sold in this Offering please see the section entitled The Offering on page 3 below and the section entitled Terms of the Offering on page 13 below.

This Offering is a highly speculative investment and involves a high degree of risk. As a result, this Offering should only be considered by persons who can afford to lose their entire investment.

FOR MORE INFORMATION ABOUT THE RISKS ASSOCIATED WITH THIS OFFERING, PLEASE REVIEW THE “RISK FACTORS” ON PAGES 4 THROUGH 7 OF BELOW.

THIS OFFERING CIRCULAR FOLLOWS THE OFFERING CIRCULAR FORMAT DESCRIBED IN PART II OF SEC FORM 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The date of this Offering Circular is _____, 2026.

ITEM 2. TABLE OF CONTENTS

i

This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Winners, Inc.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in the Shares. You should carefully read this entire offering circular, including the information under the heading “Risk Factors” and all information included in this offering circular.

Issuer

Winners, Inc. provides predictive sports analytics and data products for US sports, including NFL, NBA, MLB, and NCAA. Driven by Artificial Intelligence (“AI”), machine learning and blockchain technology, the Company seeks to provide sports fans and bettors an immersive experience using professional wagering tools, streaming sports, data analytics, and GenAI messaging. More information on the Company and products may be found at the Company’s corporate website at www.Winnersinc.com.

We are a pre-revenue, early development-stage company. Our financial results reflect our investment in building out our business model and building our infrastructure of sports technology platforms for revenue-producing initiatives. Our sports technology platforms and mobile applications are designed, developed in-house and distributed from our commercial data capabilities.

Winners, Inc. was originally incorporated in Nevada on August 10, 2007 under its original name Plantation Development and rebranded on December 2, 2020 to Winners, Inc. (OTC: WNRS). On September 30, 2025, Winners, Inc. and MoneyLine Sports, Inc. completed a reorganization and stock purchase agreement by which MoneyLine Sports became a wholly owned subsidiary of Winners, Inc.

On January 13, 2026, the Company completed a 1:300 reverse stock split in the State of Nevada. The stock split is pending a completed FINRA reverse split corporate action. This offering is based on the post-split price per share and corresponding post-split share counts. Shares purchased under this offering statement will be issued by the Company’s transfer agent after the completed FINRA reverse split corporate action is effectuated in the OTC Marketplace.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

We are an “emerging growth company”, as defined in the JOBS Act, and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	Reduced disclosure obligations regarding executive compensation; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until as late as the fiscal year-end following the fifth anniversary of the completion of our IPO, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1.235 billion in annual revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1.0 billion of non-convertible debt over a three-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

1

REGULATION A+

We are offering our Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to publicly file annual, semi-annual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

2

THE OFFERING

Common Stock	We are offering up to 10,000,000 shares of Common Stock at an initial price of $0.50 per share. On January 13, 2026, the Company completed a 1:300 reverse stock split in the State of Nevada. The stock split is pending a completed FINRA reverse split corporate action. This offering is based on the post-split price per share and corresponding post-split share counts. Shares purchased under this offering statement will be issued by the Company’s transfer agent after the completed FINRA reverse split corporate action is effectuated in the OTC Marketplace.

Use of Proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $4,885,000 if all Shares are sold.

We plan to use substantially all of the net proceeds from this offering to launch our products and service offerings, hire personnel, for marketing and sales, payment of salaries and for working capital. For further information on use of proceeds, please see the section entitled Use Of Proceeds below beginning on page 12 of this Offering.

Liquidity	This is a Tier 1 Regulation A offering where the offered securities will be issued as fully free trading upon qualification. On January 13, 2026, the Company completed a 1:300 reverse stock split in the State of Nevada. The stock split is pending a completed FINRA reverse split corporate action. This offering is based on the post-split price per share and corresponding post-split share counts. Shares purchased under this offering statement will be issued by the Company’s transfer agent after the completed FINRA reverse split corporate action is effectuated in the OTC Marketplace.

Risk Factors	An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under “Risk Factors” in this offering circular before making an investment decision.

3

RISK FACTORS

Investing in our Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occurs, our business could be harmed.

RISK FACTORS REGARDING OUR BUSINESS, INDUSTRY AND STRATEGY

Investments in small businesses and early stage companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The demand for the Company’s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

The Company has limited operating history.

The Company is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. We have not demonstrated a sustained ability to generate predictable revenue from our products and services. Consequently, any assessment you make about our current business or future success or viability may not be as accurate as it could be if we had a longer operating history. Further, our limited financial track record is of limited reference value for your assessment of our business and future prospects.

Risks and challenges we have faced or expect to face include our ability to:

●	forecast our revenue and budget for and manage our expenses;

●	attract new customers and retain existing customers;

●	effectively manage our growth and business operations, including planning for and managing capital expenditures for our current and future space and space-related systems and services, managing our supply chain and supplier relationships related to our current and future product and service offerings, and integrating acquisitions;

●	comply with existing and new or modified laws and regulations applicable to our business;

●	anticipate and respond to macroeconomic changes and changes in the markets in which we operate;

●	maintain and enhance the value of our reputation and brand;

●	develop and protect our intellectual property; and

●	hire, integrate and retain talented people at all levels of our company.

4

Our lack of operating history and lack of revenues to date raise the question of whether the Company can continue as a going concern.

Our ability to become a profitable operating company is dependent upon our ability to generate revenues and/or obtain financing adequate to implement our business plan. The Company’s activities since the reorganization and stock purchase of MoneyLine Sports have been focused on organizational and capital planning. The Company has not generated any material revenue. These factors, among others, raise doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts. If the Company ceases to continue as a going concern, you will lose your entire investment.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish, and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. Even if the Company is able to obtain capital, it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing, and expansion efforts and, if it continues to experience losses, potentially cease operations.

The sports betting marketplace is highly competitive with some other well-known and well-capitalized competitors.

The Company competes against similar products of many large and small companies, including well-known global competitors such as DraftKings, FanDuel, PrizePicks, Underdog. Kalshi, Polymarket and several other startup gaming companies. Certain competitors may have more established relationships and greater financial resources and may use their resources against the Company in a variety of competitive ways, including by acquisitions of companies and technologies, investing aggressively in research and development, and competing aggressively for strategic partners, advertisers, employees, technologies, digital media rights, websites and applications. These competitors may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies, or otherwise develop more commercially successful products or services than the Company’s, which could negatively impact its business by affecting its ability to attract and retain existing and new sports betting customers.

Most of our competitors and our potential competitors currently have one or more advantages over us, including:

●	significantly greater financial and personnel resources;
●	stronger brand and consumer recognition;
●	longer and larger customer histories, including much more consented first-party data;
●	larger datasets from which to derive customer behavior patterns and AI training data;
●	the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products;
●	more substantial intellectual property of their own;
●	lower labor and development costs and better overall economies of scale; and
●	broader distribution and presence.

5

The sports betting marketplace is subject to rapid change and the Company may struggle to evolve quickly.

The sports betting marketplace is continually evolving as new developers and new mobile sports applications become part of our rapidly growing, mobile gaming ecosystem. The Company may not be able to keep pace with the market in its development, testing and deployment of applications and upgrades. The Company may not have the needed resources to respond to change in the marketplace and therefore may not be able to establish itself as a unique leader in sports betting.

We may in the future invest significant resources in developing new products, services and technologies in pursuit of new applications and revenue opportunities that may never materialize.

While our primary focus for the foreseeable future will be on our current products and services, we may invest significant resources in developing new technologies, services, products and offerings. However, we may not realize the expected benefits of these investments, and these anticipated technologies, services, products and offerings, are unproven and may never materialize or be commercialized in a way that would allow us to generate additional revenue streams. Even if such technologies, services, products and offerings become viable in the future, we may be subject to competition from competitors that may have substantially greater monetary and knowledge resources than we have. Such competition or any limitations on our ability to take advantage of such technologies, services, products and offerings could impact our market share, which could have a material adverse effect on our business, financial condition and results of operations.

Reliance on third-party service providers creates risks for the Company.

Some of the Company’s operations depend on third-party service providers to host and deliver products, services, and data. Any interruptions, delays, or disruptions of delivery of such products, services, security, or data, including any privacy breaches or failures in data collection, could expose the Company to liability and harm its reputation.

Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete.

We rely on proprietary knowledge and technology, both internally developed and acquired, in order to maintain a competitive advantage. Our inability to protect and defend against the unauthorized use of these rights and assets could have an adverse effect on our results of operations and financial condition If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our company may be diminished, competitors may be able to more effectively mimic our technologies and methods of operations, the perception of our business and service to customers and potential customers may become confused in the marketplace, and our ability to attract customers may be adversely affected.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant customer demand for its products or services, there is no assurance that there will be broad market acceptance of the Company’s offerings. There may not be broad market acceptance of the Company’s offerings if its competitors offer products or services which are preferred by prospective customers. In such an event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

Future growth of the Company will depend on customer satisfaction with our products and our reputation and image in the marketplace.

The Company expects to compete primarily on the basis of functionality, quality, brand and customer reviews. Any negative publicity stemming from customer dissatisfaction with our products, services, or websites could tarnish our reputation and diminish the value of our brand name. Such repercussions could have a material adverse effect on our business, financial condition, and results of operations.

6

The Company’s founders, directors and executive officers own or control a majority of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote, including the following actions:

1.	to elect or defeat the election of the Company’s directors;

2.	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;

3.	to effect or prevent a merger, sale of assets or other corporate transaction; and

4.	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

The Company’s management has broad discretion in how the Company use the net proceeds of an offering.

The Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our Chairman and CEO B. Michael Friedman and Chief Financial Officer Michael Handelman. Both bring specialized knowledge and experience in the products and services of the Company. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

Our Chief Executive Officer is currently part-time which may adversely affect our business.

Our Chief Executive Officer, B. Michael Friedman, is the CEO of a venture and financial firm. As a part-time CEO, at certain times, he may have limited availability to address urgent needs of the Company compared to a full-time employee. We cannot assure that we will be able to retain him in the part-time position and if he leaves the company may have to supplement with a less skilled individual and his in depth and accumulated knowledge may be lost. His limited work schedule may impact the timing of the development and implementation of strategic planning and analysis. Although he is not engaged in other activities that are competitive with our business, he may face conflicts in time management and allocation which may adversely affect our business.

Our Chief Financial Officer is currently part-time which may adversely affect our business.

Our CFO, Michael Handelman is a financial services provider who owns his own financial services company and is part time. His full-time work is predominately within the finance industry. Although not engaged in other activities that are competitive with our business, he may face conflicts in time management and allocation of time which may adversely affect our business. At certain times, he may have limited availability to address urgent needs of the Company compared to a full-time employee. We cannot assure that we will be able to retain him in his part-time position and may have to supplement with a less skilled individual and lose accumulated knowledge.

Risks Related to Our Common Stock

Our common stock is currently listed on the OTC Marketplace and has experienced limited trading.

Shares available to trade on the OTC Marketplace have been extremely limited as approximately 99% of the Company outstanding stock is restricted from trading under SEC rules. The offering price per share of common stock will be determined by agreement among us and may not be indicative of the price at which shares of our common stock will trade on the OTC Marketplace after this offering. The market price of our common stock may decline below the initial offering price and you may not be able to sell your shares of our common stock at or above the price you paid in this offering.

7

Our stock price may be volatile and purchasers of our common stock could incur substantial losses.

The market price of our common stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, many of which are beyond our control, including:

●	actual or anticipated changes or fluctuations in our results of operations;

●	announcements by us or our competitors of new offerings or new or terminated contracts, commercial relationships or capital commitments;

●	rumors and market speculation involving us or other companies in our industry;

●	future sales or expected future sales of our shares of our common stock;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	litigation involving us, other companies in our industry or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property or proprietary rights or our solutions, or third-party intellectual or proprietary rights;

●	announced or completed acquisitions of businesses or technologies, or other strategic transactions by us or our competitors; or

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering.

If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon completion of this offering.

Risks related to this Offering

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of Shares will be sold in this offering. Investors’ subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us. Furthermore, investors who subscribe for Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for Shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the Shares arbitrarily.

The offering price of the Shares has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the Shares is the fair market value of the Shares or that investors will earn any profit on them.

After the completion of this offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

8

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular or to conform our prior statements to actual results or revised expectations, and we do not intend to do so. You should not rely upon forward-looking statements as predictions of future events.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

9

DILUTION

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrarily determined price of the shares being offered. Dilution of the value of the shares, an investor purchase is also a result of the lower book value of the shares held by our existing stockholders.

The price of the current offering is fixed at $0.50 per common share. This price is significantly higher than the price paid by our existing shareholders for common equity. Existing shareholders acquired their 625,060 shares in Winners, Inc. at a price of $0.034. Currently the Company is offering a maximum amount of 10,000,000 shares of Class “A” Common Stock (“Shares”) at the offering price of $0.50 per share. These shares are being offered on a “best efforts” basis with no minimum number of Offered Shares that must be sold by the Company for this offering to close. Assuming the entire sale of the stock in the offering, there will be up to 63,115,625 common shares outstanding. Estimated offering expenses are $115,000. The following table illustrates the per share dilution to the new investors and does not have any effect on the results of any operations subsequent to March [*], 2026.

Dilution Table

Net book value (NTBV) before offering	$(360,933)
Shares before offering	53,115,625
Net book value (NTBV) per share (before)	$(0.01)
Price per new share	$0.50
Gross proceeds	$5,000,000
Estimated offering expenses	$115,000
Net proceeds	$4,885,000
Adjusted Net book value (NTBV) (after offering)	$4,524,067
Total shares after offering	63,115,635
Adjusted Net book value (NTBV) per share (after)	$0.07
Dilution per new share	$0.43
% Dilution	85.7%

10

PLAN OF DISTRIBUTION

We are offering a maximum amount of 10,000,000 shares of Common Stock (“Shares”) at the offering price of $0.50 per share.

All of our Shares are being offered on a “best efforts” basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. There is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. None of the proceeds received will be placed in an escrow, trust account or similar arrangement. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund for any reason and could lose their entire investment. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares. This Offering will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Shares have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

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USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering (if the entire offering is sold) will be approximately $4,885,000.

We plan to use substantially all of the net proceeds from this offering to launch our products and service offerings, hire personnel, for marketing and sales, payment of salaries and for working capital. The Company intends to use the proceeds from this offering to build and grow its current business, as well as to partner with or potentially acquire other businesses within the prediction market sector, focusing on opportunities that enhance our platform’s capabilities, expand our user base, or provide strategic synergies. Our goal is to create a leading prediction market ecosystem, empowering users and driving growth, both organically and potentially through acquisitions. At present the Company is not involved in any discussions or negotiations of any kind with regard to any such potential acquisitions and will initially focus its efforts on building and growing its current business and operations.

If the entire offering is sold, we plan to use the funds as follows:

$1,500,000	Product Development (30%)
$2,000,000	Marketing & User Acquisition (40%)
$500,000	Regulatory Compliance (10%)
$500,000	Operational and General Staffing Expenses (10%)
$500,000	Working Capital (10%)

If not all qualified securities are sold, we plan to phase our spending as follows:

$1,000,000	Focus on Product Development. Hire & retain developers. Fund regulatory compliance. Fund Marketing and User Acquisition as appropriate. Fund Operation and general staffing as necessary. General working capital.

$2,500,000	Focus on Product Development. Hire & retain developers. Fund regulatory compliance. Ramp up Marketing and User Acquisition efforts. Fund Operation and general staffing as necessary. General Working Capital.

5,000,000	Focus on Product Development. Hire & retain developers. Fund regulatory compliance. Ramp up Marketing and User Acquisition efforts. Fund Operation and general staffing. General Working Capital.

The Company’s management will have considerable discretion over the use of proceeds from their offering. Actual expenditures may differ from what is currently planned. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

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TERMS OF THE OFFERING

Common Stock	We are offering up to 10,000,000 shares of Common Stock at an initial price of $0.50 per share. On January 13, 2026, the Company completed a 1:300 reverse stock split in the State of Nevada. The stock split is pending a completed FINRA reverse split corporate action. This offering is based on the post-split price per share and corresponding post-split share counts. Shares purchased under this offering statement will be issued by the Company’s transfer agent after the completed FINRA reverse split corporate action is effectuated in the OTC Marketplace.

Use of Proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $4,885,000 if all Shares are sold.

We plan to use substantially all of the net proceeds from this offering to launch our products and service offerings, hire personnel, for marketing and sales, payment of salaries and for working capital. For further information on use of proceeds, please see the section entitled Use Of Proceeds beginning on page 12 of this Offering.

Liquidity	This is a Tier 1 Regulation A offering where the offered securities will be issued as fully free-trading upon qualification. On January 13, 2026, the Company completed a 1:300 reverse stock split in the State of Nevada. The stock split is pending a completed FINRA reverse split corporate action. This offering is based on the post-split price per share and corresponding post-split share counts. Shares purchased under this offering statement will be issued by the Company’s transfer agent after the completed FINRA reverse split corporate action is effectuated in the OTC Marketplace.

Risk Factors	An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under “Risk Factors” in this offering circular before making an investment decision.

Subscription Period

This Offering will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Shares have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Subscription Procedures

If you decide to subscribe for our Shares in this Offering, you should review your subscription agreement. Completed and signed subscription documents shall be either mailed directly to the Company at Winners, Inc., attn: Michael Friedman, 19505 Biscayne Blvd., Suite 2350, Aventura, FL 33180 or sent via electronic correspondence to info@winnersinc.com.

You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase our Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

Investor Suitability Standards

As a Tier 1, Regulation A offering, investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Shares.

The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Shares (please see NOTE: above on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a management team or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of the Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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BUSINESS

Our Company

Issuer

Winners, Inc. provides predictive sports analytics and data products for US sports, including NFL, NBA, MLB, and NCAA. Driven by Artificial Intelligence (“AI”), machine learning and blockchain technology, the Company seeks to provide sports fans and bettors an immersive experience using professional wagering tools, streaming sports, data analytics, and GenAI messaging. More information on the Company and products may be found at the Company’s corporate website at www.Winnersinc.com.

We are a pre-revenue, early development-stage company. Our financial results reflect our investment in building out our business model and building our infrastructure of sports technology platforms for revenue-producing initiatives. Our sports technology platforms and mobile applications are designed, developed in-house and distributed from our commercial data capabilities.

Winners, Inc. was originally incorporated in Nevada on August 10, 2007 under its original name Plantation Development and rebranded on December 2, 2020 to Winners, Inc. (OTC: WNRS). On September 30, 2025, Winners, Inc. and MoneyLine Sports, Inc. completed a reorganization and stock purchase agreement by which MoneyLine Sports became a wholly owned subsidiary of Winners, Inc.

On January 13, 2026, the Company completed a 1:300 reverse stock split in the State of Nevada. The stock split is pending a completed FINRA reverse split corporate action. This offering is based on the post-split price per share and corresponding post-split share counts. Shares purchased under this offering statement will be issued by the Company’s transfer agent after the completed FINRA reverse split corporate action is effectuated in the OTC Marketplace.

The Company intends to use the proceeds from this offering to build and grow its current business, as well as to partner with or potentially acquire other businesses within the prediction market sector, focusing on opportunities that enhance our platform’s capabilities, expand our user base, or provide strategic synergies. Our goal is to create a leading prediction market ecosystem, empowering users and driving growth, both organically and potentially through acquisitions. At present the Company is not involved in any discussions or negotiations of any kind with regard to any such potential acquisitions and will initially focus its efforts on building and growing its current business and operations.

Our Products and Services

Product / Service	Description	Current Market
MeVu.com (Me vs. U)

Prediction markets trading and execution platform aggregator for Polymarket and Kalshi exchanges that allows registered users to trade contracts on the outcome of sports, crypto and US equities within a single platform.

US and International. Legal age minimum 18-21 in jurisdictions where such gaming is permitted.

Bettor Chat	GenAI sports chat and messaging platform with B2B and B2C models. Uses AI and machine learning models for odds, betting insights and links to sportsbooks.	US and International. Legal age minimum 18-21 in jurisdictions where such gaming is permitted.

Bet Wallet	Digital Wallet for sports betting, providing odds, betting insights and direct link to sportsbook bet slips.	US and International. Legal age minimum 18-21 in jurisdictions where such gaming is permitted.

DESCRIPTION OF PROPERTY

We do not own any plants or facilities.

15

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are “forward-looking statements.” You can identify forward-looking statements by the use of words such as “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe,” and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see “Forward Looking Statements” at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.

Overview

Issuer

Winners, Inc. provides predictive sports analytics and data products for US sports, including NFL, NBA, MLB, and NCAA. Driven by Artificial Intelligence (“AI”), machine learning and blockchain technology, the Company seeks to provide sports fans and bettors an immersive experience using professional wagering tools, streaming sports, data analytics, and GenAI messaging. More information on the Company and products may be found at the Company’s corporate website at www.Winnersinc.com.

We are a pre-revenue, early development-stage company. Our financial results reflect our investment in building out our business model and building our infrastructure of sports technology platforms for revenue-producing initiatives. Our sports technology platforms and mobile applications are designed, developed in-house and distributed from our commercial data capabilities.

Winners, Inc. was originally incorporated in Nevada on August 10, 2007 under its original name Plantation Development and rebranded on December 2, 2020 to Winners, Inc. (OTC: WNRS). On September 30, 2025, Winners, Inc. and MoneyLine Sports, Inc. completed a reorganization and stock purchase agreement by which MoneyLine Sports became a wholly owned subsidiary of Winners, Inc.

On January 13, 2026, the Company completed a 1:300 reverse stock split in the State of Nevada. The stock split is pending a completed FINRA reverse split corporate action. This offering is based on the post-split price per share and corresponding post-split share counts. Shares purchased under this offering statement will be issued by the Company’s transfer agent after the completed FINRA reverse split corporate action is effectuated in the OTC Marketplace.

16

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company,

●	As a newly formed start-up company, we present only initial audited financial statements and related management’s discussion and analysis of financial condition and results of operations in our initial registration statement;

●	we avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

●	we avail ourselves of the exemption from the requirement to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	we provide reduced disclosure about our executive compensation arrangements; and

●	we do not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We are also a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that we continue to qualify as a smaller reporting company after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

17

Results of Operations for the nine month period from January 1, 2025 to September 30, 2025 (unaudited).

Gross revenue: For the period ending September 30, 2025, gross revenue was $495.

General and administrative: The Company incurred $977,328 in selling, general and administrative expenses for the period ending September 30, 2025.

Net Loss: Net loss from continuing operations for the period ending September 30, 2025, was $(978,989).

The table below sets forth line items from the Company’s unaudited Statements of Operations for the period ending September 30, 2025.

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) issued by the Financial Accounting Standards Board (“FASB”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Offering Document, we believe that the accounting policies discussed therein are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Liquidity and Capital Resources

As of September 31, 2025, we had cash of $537 and a working capital deficit of $630,237. During the period ending September 30, 2025, we used approximately $527,529 in cash for operating activities and were provided $345,422 through financing activities. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from our related parties, who have agreed to advance funds to pay for the offering costs, filing fees, and professional fees. We anticipate additional internal financing in the near future or later. This type of financing is expected to be based on similar material terms to the previous loans, in the form of promissory notes and bearing interest at 8% per annum.

Long-term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We currently have not planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing. Our business plan includes activities described in the Plan of Operations below.

There is a doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to cover our expenses. This is because we have not generated revenues and no revenue is anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

18

Plan of Operations

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations. For further information on use of proceeds, please see the section entitled Use Of Proceeds beginning on page 12 of this Offering.

In general, the following key milestones are planned:

Phase One: Product Launch & Regulatory Approval

- Launch prediction sports app in partnership with Polymarket and Kalshi

- Obtain necessary licenses and certifications

- Achieve 10k downloads and $100k revenue

Phase Two: User Acquisition & Growth

- Reach 10k monthly active users

- Achieve $1M monthly revenue

Phase Three: Expansion & Optimization

- Expand to multiple jurisdictions

- Optimize user retention and revenue per user

- Explore strategic partnerships and integrations

Liquidity

The Company currently has no committed sources of funds to achieve the above listed milestones and is totally dependent on funds obtained through this offering and/other financing means to complete and market these products and services. There are no assurances that such funds will be available or available in a timely manner to meet the above milestones and dates. Failure to raise sufficient capital under this offering will negatively impact the ability of the Company to execute on its business plan.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Equity-based compensation

None.

Legal Matters

We are not currently party to any legal proceedings and we are not aware of any pending or threatened litigation against us that we believe could have a material adverse effect on our business, operating results or financial condition.

19

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our shareholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
B. Michael Friedman	61	Chairman, CEO, Director
Michael Handelman	66	Chief Financial Officer and Director

B. Michael Friedman (Chairman and CEO) is our President, Chief Executive Officer and Secretary and has served in that capacity since September 30, 2025, the date of our acquisition of Moneyline Sports Inc., where he also served as CEO since the Company’s inception April 24, 2023. Mr. Friedman has over 20 years’ experience in investment banking and private equity. He is the founder of First Level Capital, LLC, which is a registered venture and financial firm in the U.S. and Canada, and has been its principal and CEO since 2011, Mr. Friedman works with private companies seeking to have their shares publicly traded as well as companies seeking mergers or acquisitions. Mr. Friedman has participated in several syndicate investments and initial public offerings including, but not limited to, Kraken, Klarna, Draft Kings, and Instacart. Mr. Friedman is a graduate of Columbia Business School’s Venture Capital Program.

Currently, Mr. Friedman holds all of our officer positions except the position of CFO. The Company will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Michael Handelman (CFO and Director) Mr. Handelman became a Director of the Company in August 2020 and was Chairman of the Board of Directors from September 2020 until September 30, 2025. He became CFO of the Company on July 1, 2023. Since 1999, Mr. Handelman has owned and operated, a strategic business consulting firm, providing financial strategy and driving sustainable growth for public and private companies involving technical accounting, financial projections and analysis, SEC reporting, equity fundraising, debt restructuring, and corporate governance. Adept at navigating complex financial landscapes and leading cross-functional teams through growth, transformation, and M&A activity. Industries served include sports franchises, manufacturing and distribution, technology, software development, biotechnological life sciences, sports gambling research, data, advice, analysis and predictions, non- profit organizations and financial services. Mr. Handelman is a CPA, holding an inactive license.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

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COMPENSATION OF DIRECTORS1 AND EXECUTIVE OFFICERS

Executive Compensation

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
B. Michael Friedman CEO	2025	0	0	0	0	0	0	0
Michael Handelman	2025	0	0	0	0	0	0	0

Employment Agreements

On November 15, 2025, the Company entered into a twelve- month services agreement with Michael Handelman under which he will serve on the Board of Directors and as the Company’s Chief Financial Officer in return for monthly compensation of $2,500 (Two Thousand Five Hundred Dollars) with an increase to $5,000 (Five Thousand Dollars) upon certain Company financing milestones.

On January 1, 2026, the Company entered into a twelve-month employment with Mr. Friedmann through its wholly owned subsidiary MoneyLine Sports, Inc. The agreement automatically renews for successive 12-month periods until either party terminates the agreement with or without cause, as defined in the agreement. The employment agreement provides for annual base salary of $120,000, equity awards, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally. Mr. Friedman may be eligible under an equity incentive plan yet to be adopted by the Board and approved by the stockholders of the Company entitled to vote thereon, in the amount of $500,000 of equity annually.

The agreement with Mr. Friedman contains severance provisions if he is terminated without cause conditioned upon his execution of a separation agreement including 12 months of monthly base pay, Company payment of COBRA premium, if any, and pro-rated annual bonus. Mr. Friedman will also be required to uphold certain restrictive covenants including non-disparagement, non-solicitation and non-competition.

The agreement provides for 30 (Thirty) day notice for termination with cause as defined in the agreement.

Disputes under the agreement are subject to arbitration.

Outstanding Equity Awards at Fiscal Year End

None.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Principal Stockholders*

The following table sets forth information as to the shares of common stock beneficially owned as of September 30, 2025, by (i) each person known to us to be the beneficial owner of more than 10% of our common stock; and (ii) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that any shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. We currently have no options outstanding.

Name	Address	Shares(1)	% Ownership
MoneyLine Sports, Inc. (B. Michael Friedman, Control Person)	66 Hudson Blvd. East, 23rd Floor, New York, NY 10001	45,295,781	85.278%
Total Officers and Directors As a Group	66 Hudson Blvd. East, 23rd Floor, New York, NY 10001	45,604,493	85.859%

(1)	All shares owned by the officers, directors, director nominees and persons known to be the beneficial owner of more than 10% of the Company common stock are owned outright and none are acquirable upon exercise or conversion of outstanding warrants, options, notes or other derivative securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 15, 2025, the Company entered into a twelve- month services agreement with Michael Handelman under which he will serve on the Board of Directors and as the Company’s Chief Financial Officer in return for monthly compensation of $2,500 (Two Thousand Five Hundred Dollars) with an increase to $5,000 (Five Thousand Dollars) upon certain Company financing milestones. Mr. Handelman will also be eligible to participate in any stock option plan maintained by the Company. At this time the Company does not have a stock option plan although may develop one in the future.

On June 30, 2023, Mr. Handelman was granted 650,000 shares of Series A Convertible Preferred Stock of the Company in settlement of monies owed. On September 30, 2023, he was granted 130,000 shares of Series A Convertible Preferred Stock of the Company in settlement of monies owed. The shares were valued at $0.10 per share and were issued by the Company’s transfer agent on November 12, 2025. On November 18, 2025 Mr. Handelman converted all of his Series A Convertible Preferred Stock shares (including a previous grant of 125,000 Series A Convertible Preferred Stock for a total of 905,000 Series A Convertible Preferred Stock shares) into Common Stock pursuant to the Series A Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

On January 1, 2026, the Company entered into a twelve-month employment with Mr. Friedmann through its wholly owned subsidiary MoneyLine Sports, Inc. The agreement automatically renews for successive 12-month periods until either party terminates the agreement with or without cause, as defined in the agreement. The employment agreement provides for annual base salary of $120,000, equity awards, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally. Mr. Friedman may be eligible under an equity incentive plan yet to be adopted by the Board and approved by the stockholders of the Company entitled to vote thereon, in the amount of $500,000 of equity annually.

The agreement with Mr. Friedman contains severance provisions if he is terminated without cause conditioned upon his execution of a separation agreement including 12 months of monthly base pay, Company payment of COBRA premium, if any, and pro-rated annual bonus. Mr. Friedman will also be required to uphold certain restrictive covenants including non-disparagement, non-solicitation and non-competition.

The agreement provides for 30 (Thirty) day notice for termination with cause as defined in the agreement. Disputes under the agreement are subject to arbitration.

On November 18, 2025, MoneyLine Sports Inc., of which Mr. Friedman is a control person, converted all of its Series A Convertible Preferred Stock shares (a total of 135,887,343,000 Series A Convertible Preferred Stock shares) into Common Stock pursuant to the Series A Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

The Company will issue 200,000 shares of stock under this Offering to James S. Byrd, P.A., at the price of $.50 per share, as a part of this Offering. The Shares will be issued to James S. Byrd, PA in payment of $100,000 of legal fees for work done on this Offering. The Shares to James S. Byrd, PA will be issued under this Regulation A Offering, once this Offering is qualified.

As of September 30, 2025 the Company has a payable of $276,919 to the CEO of the Company for amounts he has advanced.

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation and our bylaws, which are included as exhibits to the offering statement of which this Offering Circular forms a part. All share counts are reported post-split completed in Nevada. A FINRA reverse split corporate action is pending.

General

Our authorized common stock consists of 66,666,667 shares of common stock, par value $0.001. As of the date of this Offering Circular, 53,115,625 shares of our common stock have been granted or purchased, including 45,604,493 officer/director shares. Our common stock is listed on the OTC Marketplace under the trading symbol WNRS.

Shares are broken down as follows:

Officers and Directors Shares Issued – 45,604,493 common shares to Officers and Directors;

Non-Restricted Shares Issued – 410,837 listed on the OTC Marketplace; and

Restricted Shares Issued – 52,704,787 inclusive of the Officer and Director shares.

General

Our authorized common stock consists of 66,666,667 shares of common stock, par value $0.001. The following description of our common stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws to be in effect at the closing of this offering, which will be filed as exhibits to this Offering Circular and to the applicable provisions of the Nevada Revised Statutes. As of February 28, 2026, we had 53,115,625 shares of our common stock issued.

Our authorized preferred common stock consists of 160,000,000 shares of Series A Preferred par value $0.001 per share. The following description of our preferred stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws to be in effect at the closing of this offering, which will be filed as exhibits to this Offering Circular and to the applicable provisions of the Nevada Revised Statutes. As of February 28, 2026, we have no outstanding preferred shares issued (all having been converted to common).

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Common Stock

General. The holders of our Common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Nevada law and our bylaws provide that, at all meetings of the shareholders at which quorum has been attained, a majority of the votes cast shall be sufficient to approve any matter properly brought before the meeting. Nevada law and our bylaws also provide, that any action which may be taken at any annual or special shareholder meeting may be taken without a meeting if the shareholders entitled to vote on the subject, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, consent to the action in writing delivered to the Company by any method permitted by statute and in the manner required by the bylaws.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preemptive Rights. As of the date of this Prospectus, no holder of any shares of our capital stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series A Convertible Preferred Stock Designation

The Company is authorized to issue 160,000,000 shares of preferred stock and has designated 160,000,000 preferred shares as Series A convertible preferred stock (the “Series A”).

The Series A has the following rights and privileges as amended:

●	have a Conversion Rate of 100 shares of Common Stock for each share of Series A;

●	shall be treated pari passu with Common Stock except that the dividend on each share of Series A shall be the amount of dividend declared and paid on each share of common stock multiplied by the Conversion Rate;

●	shall be treated pari passu with Common Stock except that the liquidation payment on each share of Series A shall be equal to the amount of the payment on each share of Common Stock multiplied by the Conversion Rate;

●	shall vote on all matters as a class with the holders of Common Stock and each share of Series A shall be entitled to the number of votes per share equal to the Conversion Rate;

●	shall automatically be converted into shares of common stock at its then effective Conversion Rate upon the written consent of the holders of at least a majority of the then outstanding Series A.

●	shall be proportionately increased for the effect of a subdivision or decreased for the effect of a combination of the outstanding Common Stock;

●	In the event of reorganization, recapitalization, reclassification, consolidation or merger in which the common stock is converted or exchanged, each share shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of the Series A immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive.

The Company considered accounting guidance to determine the appropriate treatment of the Series A shares. Accordingly, based on a deemed liquidation provision which causes potential cash redemption of the Series A shares, the Company recorded the issuance of its Series A as temporary equity.

23

Listing and Transfer Agent

Our common stock is currently listed on the OTCID Marketplace under the trading symbol WNRS. Our transfer agent is the Standard Registrar and Transfer Company.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties as directors and the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be unless the individual is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom to be liable for intentional misconduct, fraud or a knowing violation of law. Nevada law also permits advancement of reasonable expenses to our directors and officers. Nevada law also authorizes corporations to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We do not currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions.

There is currently no pending litigation or proceeding involving any of the directors, officers or employees for which indemnification is sought.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more (by vote or value) of our shares;

●	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

●	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

●	tax-exempt entities;

●	controlled foreign corporations; and

●	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.

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This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL and NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

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Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, with respect to the Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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WINNERS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL STATEMENT

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Pro Forma Balance Sheets as of September 30, 2025 (Unaudited)	F – 2

Pro Forma Statements of Operations for the Nine Months Ended September 30, 2025 (Unaudited)	F – 3

Notes to the Pro Forma Financial Statements (Unaudited)	F – 4

F-1

WINNERS, INC.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are based on the historical financial statements of Winners Inc. (“WNRS”) and Moneyline Sports, Inc. (“MSI”) after giving effect to WNRS’s acquisition of MSI (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The effective date of the Acquisition was September 30, 2025.

Unaudited Pro Forma Balance Sheet

The following unaudited pro forma balance sheet has been derived from the balance sheet of WNRS at September 30, 2025 (unaudited), and adjusts such information to give effect to the acquisition of MSI, as if the acquisition had occurred at January 1, 2025. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at January 1, 2025. The unaudited pro forma balance sheet should be read in conjunction with the notes thereto and MSI’s financial statements and related notes thereto contained elsewhere herein.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

Unaudited Pro Forma Statements of Operations

Nine Months Ended September 30, 2025

The following pro forma statement of operations has been derived from the statement of operation of WNRS at September 30, 2025, and adjusts such information to give effect to the acquisition of MLS, as if the acquisition had occurred at January 1, 2025. The pro forma statement of operations is presented for informational purposes only and does not purport to be indicative of the results of operations that would have resulted if the acquisition had been consummated at January 1, 2025. The pro forma statement of operations should be read in conjunction with MSI’s financial statements and related notes thereto contained elsewhere in this filing.

	Moneyline Sports	Winners, Inc	Pro Forma Adjustments	Pro Forma

Revenues	$-	$495	$-	$495
Cost of goods sold	-
Gross profit	-	495	-	495
Operating Expenses:
Selling, general and administrative	835,911	141,417	-	977,328
Total operating expenses	(835,911)	(141,417)	-	(977,328)
Interest expense	(1,452)	(704)	-	(2,156)
Profit (loss) before taxes	(837,363)	(141,626)	-	(978,989)
Income tax expense	-	-	-	-
Net loss	(837,363)	(141,626)	-	(978,989)
Net loss per share
Basic and diluted	$(0.07)	$(0.00)	$0.07	$0.00
Weighted average common shares outstanding
Basic and diluted	12,490,000	53,115,625	(12,490,000)	53,115,625

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

Notes to Unaudited Pro Forma Financial Statements

Note 1. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma balance sheet as of September 30, 2025, and the unaudited pro forma statement of operations for the nine months ended September 30 2025, are based on the historical financial statements of WNRS and MSI after giving effect to WNRS’s acquisition of MSI (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform MSI’s accounting policies to WNRS’s accounting policies.

The unaudited pro forma balance sheet as of September 30, 2025, is presented as if the Acquisition had occurred on January 1, 2025. The unaudited pro forma statement of operations of WNRS and MSI for the nine months ended September 30, 2025, is presented as if the Acquisition had taken place on January 1, 2025.

The unaudited pro forma financial statements are not intended to represent or be indicative of the results of operations or financial position of WNRS that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of WNRS.

Note 2. Acquisition

On September 30, 2025, the Company entered into under a Reorganization and Stock Purchase agreement with Moneyline Sports, Inc.(Moneyline Sports)(now known as Winners, Inc) whereby Moneyline Sports, Inc shall become a subsidiary of the Company for $200,000 cash and 135,884,773 shares of its Convertible Series A Convertible Preferred Stock, par value of $0.001. The Company accounted for the transaction as a business combination using the acquisition method of accounting in a transaction treated as a reverse recapitalization. At the time of the transaction, Winners had insignificant operations relative to the Moneyline Sports operations acquired and is considered the successor to substantially all of the operations of Moneyline Sports. In the reverse recapitalization, Winners will issue the 135,884,773 shares of Series A, convertible and mandatorily redeemable preferred stock in exchange for 13,588,734,300 of Winners Inc. common stock, representing a change in control of Winners. The transaction also requires a recapitalization of Winners. Since Moneyline Sports acquired a controlling voting interest, it was deemed the accounting acquirer, while Winners was deemed the legal acquirer. The historical financial statements of the Company are those of Moneyline Sports and of the consolidated entities from the date of recapitalization. The Company did not recognize goodwill or any intangible assets in connection with the transaction. Additionally, since the transaction is considered a reverse recapitalization with a public shell corporation, the presentation of pro-forma financial information was not required.

Note 3. Pro Forma Adjustments

With respect to the unaudited pro forma balance sheet, no pro forma adjustments are included. With respect to the unaudited pro forma statements of income, pro forma adjustments were made only to weighted average shares outstanding.

Note 4. Related Party Transactions

On November 15, 2025, the Company entered into a twelve- month services agreement with Michael Handelman under which he will serve on the Board of Directors and as the Company’s Chief Financial Officer in return for monthly compensation of $2,500 (Two Thousand Five Hundred Dollars) with an increase to $5,000 (Five Thousand Dollars) upon certain Company financing milestones. Mr. Handelman will also be eligible to participate in any stock option plan maintained by the Company. At this time the Company does not have a stock option plan although may develop one in the future.

On June 30, 2023, Mr. Handelman was granted 650,000 shares of Series A Convertible Preferred Stock of the Company in settlement of monies owed. On September 30, 2023, he was granted 130,000 shares of Series A Convertible Preferred Stock of the Company in settlement of monies owed. The shares were valued at $0.10 per share and were issued by the Company’s transfer agent on November 12, 2025. On November 18, 2025 Mr. Handelman converted all of his Series A Convertible Preferred Stock shares (including a previous grant of 125,000 Series A Convertible Preferred Stock for a total of 905,000 Series A Convertible Preferred Stock shares) into Common Stock pursuant to the Series A Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

On January 1, 2026, the Company entered into a twelve-month employment with Mr. Friedmann through its wholly owned subsidiary MoneyLine Sports, Inc. The agreement automatically renews for successive 12-month periods until either party terminates the agreement with or without cause, as defined in the agreement. The employment agreement provides for annual base salary of $120,000, equity awards, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally. Mr. Friedman may be eligible under an equity incentive plan yet to be adopted by the Board and approved by the stockholders of the Company entitled to vote thereon, in the amount of $500,000 of equity annually.

The agreement with Mr. Friedman contains severance provisions if he is terminated without cause conditioned upon his execution of a separation agreement including 12 months of monthly base pay, Company payment of COBRA premium, if any, and pro-rated annual bonus. Mr. Friedman will also be required to uphold certain restrictive covenants including non-disparagement, non-solicitation and non-competition.

The agreement provides for 30 (Thirty) day notice for termination with cause as defined in the agreement. Disputes under the agreement are subject to arbitration.

On November 18, 2025, MoneyLine Sports Inc., of which Mr. Friedman is a control person, converted all of its Series A Convertible Preferred Stock shares (a total of 135,887,343,000 Series A Convertible Preferred Stock shares) into Common Stock pursuant to the Series A Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

The Company will issue 200,000 shares of stock under this Offering to James S. Byrd, P.A., at the price of $.50 per share, as a part of this Offering. The Shares will be issued to James S. Byrd, PA in payment of $100,000 of legal fees for work done on this Offering. The Shares to James S. Byrd, PA will be issued under this Regulation A Offering, once this Offering is qualified.

As of September 30, 2025 the Company has a payable of $276,919 to the CEO of the Company for amounts he has advanced.

F-4

MONEYLINE SPORTS, INC.

UNAUDITED FINANCIAL STATEMENT

FOR THE FISCAL YEARS ENDING

DECEMBER 31, 2024 AND DECEMBER 31, 2023

F-5

MONEYLINE SPORTS INC.

Balance Sheet

Expressed in United States Dollars, except number of share

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-6

MONEYLINE SPORTS INC.

Statement of Operations

Expressed in United States Dollars

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-7

MONEYLINE SPORTS INC.

Statement of Changes of Shareholders’ Equity

Expressed in United States Dollars, except number of share

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-8

MONEYLINE SPORTS INC.

Statement of Cash Flows

Expressed in United States Dollars, except number of share

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-9

1. Nature of Operations and Basis of Presentation

Description of the Company

Moneyline Sports, Inc. a Nevada corporation with its corporate office in Reno, Nevada, was incorporated on April 24, 2023, and is a leading provider of next generation predictive sports analytics and data products for US sports including NFL, NBA, MLB, and NCAA. We refer to Moneyline Sports, Inc. as “Moneyline,” the “Company,” “us,” “we” and “our” in this financial statement. The Company has developed its real time data and betting odds platforms driven by proprietary artificial intelligence and machine learning, providing sports fans and bettors professional tools to wager on major sports events.

Basis of Preparation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Preparing our financial statements requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies.

We believe that the assumptions underlying our financial statements are reasonable. However, these financial statements do not present our future financial position, the results of our future operations and cash flows.

2. Significant Accounting Policies

(a) Use of estimates and judgments

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Recognition, Measurement and Disclosure

The carrying amounts of cash reported on our balance sheet approximates fair value as we maintain them with various high-quality financial institutions. The accrued liabilities are short-term in nature.

We disclose the fair value of our financial instruments based on the fair value hierarchy using the following three categories:

Level 1 – Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

(b) Cash and Cash Equivalents

Cash equivalents are short-term, highly liquid investments that are both readily convertible into known amounts of cash, and close enough to their maturity that they present insignificant risk of changes in value. The Company has no cash equivalents. The Company is exposed to credit risk on its cash in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. As at December 31, 2024, the Company did not have any cash in excess of the insured FDIC limit.

(c) Capitalized Software

We capitalize certain costs associated with the development or purchase of internal-use software. The amounts capitalized are included in other noncurrent assets on our balance sheets and are amortized on a straight-line basis over the estimated useful life of the resulting software. As of December 31, 2024, capitalized software totaled $275,000. No amortization expense is recorded until the software is ready for its intended use.

F-10

(d) Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Any deferred tax items of the Company have been fully valued based on the determination of the Company that the utilization of any deferred tax assets is uncertain.

The Company complies with Financial Accounting Standards Board (“FASB”) ASC 740, Income Taxes (“ASC 740”), for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those tax positions that are recognized, a tax position must be more-likely-than-not to be sustained upon examination by the authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, the Company believes there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge. The current tax year will end on December 31, 2023, which remains open to assessment by the US federal and state tax authorities.

(e) Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires an entity to disclose the amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization included in each relevant expense caption. It also requires an entity to include certain disclosures that are already required to be disclosed under current GAAP in the same disclosure. Additionally, it requires an entity to disclose a qualitative description of the amounts remaining in relevant expense captions that are separately disaggregated quantitatively, and to disclose the nature of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. The amendments in the ASU are effective for annual periods beginning after December 15, 2027, and interim reporting periods thereafter beginning after December 15, 2027, with early adoption permitted. An entity may apply the amendments prospectively for reporting periods after the effective date or retrospectively for any or all prior periods presented in the financial statements. This ASU will impact only our disclosures and not our financial condition and results of operations, we are currently evaluating when we will adopt this ASU.

In March 2024, the SEC issued a final rule under SEC Release Nos. 33-11275 and 34-99678, The Enhancement and Standardization of Climate-Related Disclosures for Investors, that would require us to provide climate-related disclosures in our annual reports and registration statements beginning with our annual report for the year ending December 31, 2025. The rule would require disclosure of material climate-related risks, our governance and risk management of climate-related risks and any material climate-related events or goals, greenhouse gas emissions, as well as disclosure of the financial statement effects, such as costs and losses resulting from severe weather events and other natural conditions. In April 2024, the SEC released an order staying this final rule pending judicial review of all of the petitions challenging the rule. We are in the process of analyzing the impact of the rule and related litigation on our disclosures.

F-11

4. Going Concern

These financial statements are prepared on a going concern basis. The Company has not generated any profit as of December 31, 2024. The Company has raised or will raise sufficient cash to continue with its operations. For the year ended December 31, 2024, the Company had a net loss of $836,389 (period from April 24, 2023 (inception) to December 31, 2023 - $343,989) and incurred negative operating cash flows of $989,760 (period from April 24, 2023 (inception) to December 31, 2024 - $174,941). As of December 31, 2024, the Company has $1,180,378 (December 31, 2023 - $343,989) in accumulated deficit. Management is aware, in making its going concern assessment, that the losses and negative cash flow may cast significant doubt on the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The continued operations of the Company are dependent on future profitable operations, management’s ability to manage costs, and the future availability of equity or debt financing. Whether and when the Company can generate sufficient operating cash flows to pay for its expenditures and settle its obligations as they fall due is uncertain.

5. Intangible Assets

Intangible assets are assets, excluding financial assets, that lack physical substance. Intangible assets are measured at fair value and are tested for impairment annually. Intangible assets are amortized on a straight-line basis over their estimated useful lives once they are ready for intended use. The Company’s intangible assets consist of acquired software technology.

As of December 31, 2024, intangible assets, net consists of the following:

Playbook Sports Asset Purchase

On October 18, 2023, The Company entered into an agreement with Playbook Sports to purchase certain intellectual assets, as listed below:

1) Playbook Sports (“Playbook”) mobile application and platform, a Fantasy Sports application, and other similar property associated with the Playbook platform, including but not limited to: (a) All intellectual property, source code for the Playbook platform to be rebranded as “Moneyline Sports Playbooks” for the benefit of the parties, and (b) All technology partners, contracts, affiliate agreements, databases and client lists.

2) Ownership of any existing repositories and/or source code for both new and old content, and/or plugins associated with the Playbook platform.

The consideration for this transaction included the following:

1) A payment in the amount of 500,000 shares, valued at $0.50 per share (Note 4).

2) Cash of $25,000, deliverable on the final phase of Beta testing of the Playbook App.

3) 10% revenue share interest of the hosted platform for three years.

As of December 31, 2024, the Company has $7,960 of the cash consideration remaining outstanding for this transaction. Such amount is sitting in the accounts payable and accrued liabilities on the balance sheet.

As of December 31, 2024, the Playbook mobile application is not yet in use by the Company due to programming updates that would improve app store downloads and app performance. As the application is not in use, there has been no amortization expense recognized for the year ended December 31, 2024. Once the Playbook application is in use, it will be amortized on a straight-line basis over seven years.

F-12

6. Capital Stocks

(a) Authorized

The Company is authorized to issue 100,000,000 shares of common stock.

(b) Issued and Outstanding

On April 25, 2023, the Company issued 5,000,000 shares of common stock at par to a founder of the Company in exchange for various services rendered to the Company. Services rendered to the Company include formation and management. The fair value of these share-based payments is $5,000 and is reported under the consulting fees line on the Statement of Operations (Note 7).

On April 25, 2023, the Company issued 1,500,000 shares of common stock at par to a founder of the Company and received $1,500 in cash (Note 7).

On April 25, 2023, the Company issued 2,300,000 shares of common stock at par to various consultants in exchange for services rendered to the Company. Services rendered to the Company include legal services, accounting services, and introductions to accredited investors. The fair value of these share-based payments is $2,300 and is reported under the consulting fees line on the Statement of Operations.

On April 25, 2023, the Company issued 250,000 shares of common stock at par to an entity beneficially owned by an officer of the Company for services rendered to the Company. Services rendered to the Company include introductions to accredited investors. The fair value of these share-based payments is $250 and is reported under the consulting fees line on the Statement of Operations (Note 7).

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 250,000 shares of common stock at a price of $0.04 per share and received $10,000 in cash.

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 260,000 shares of common stock at a price of $0.25 per share and received $65,000 in cash.

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 100,000 shares of common stock at a price of $0.50 per share and received $50,000 in cash.

For the period from April 24, 2023 (Date of incorporation) to December 31, 2023, the Company issued 50,000 shares of common stock at a price of $1.00 per share and received $50,000 in cash.

For the year ended December 31, 2024, the Company issued 1,000,000 shares of common stock at a price of $0.25 per share and received $250,000 in cash.

For the year ended December 31, 2024, the Company issued 500,000 shares of common stock as consideration for the purchase of certain intellectual property assets. These shares were used to compensate the sellers of the intellectual property asset $250,000 (Note 5).

For the year ended December 31, 2024, the Company issued 1,280,000 shares of common stock at a price of $0.50 per share and received $640,000 in cash.

7. Related Party Balances and Transactions

Common Stock

On April 25, 2023, the Company issued 5,000,000 shares of common stock to an officer of the Company. These funds were issued as a form of payment for consulting services rendered by the officer (Note 6).

On April 25, 2023, the Company issued 1,500,000 shares of common stock to an individual who is considered to be an immediate family member of an owner and manager of the Company (Note 6).

On April 25, 2023, the Company issued 250,000 shares of common stock to an entity beneficially owned by an officer of the Company (“the Entity”). These funds were issued as a form of payment for consulting services rendered by the Entity (Note 6).

Due from Related Party

For the period ended December 31, 2024, an entity beneficially owned by an officer of the Company (“the Entity”) borrowed $4,873 December 31, 2023 - $6,573) cash from the Company. Such loan is short-term in nature and non-interest bearing

As of September 30, 2025 the Company has a payable of $276,919 to the CEO of the Company for amounts he has advanced.

F-13

Consulting Fees

The Company pays Michael Friedman, a founder and officer of the Company, consulting fees on an ongoing basis. For the year ended December 31, 2024, the Company incurred $240,000 (Period from April 24, 2023 (inception) to December 31, 2023 - $40,500) in fees from Michael Friedman and recorded these as consulting fees on the Statement of Operations.

The Company pays First Level Capital (“First Level”), an affiliate of the Company’s founders, consulting fees on an invoice basis. The Company has assessed that Moneyline Sports, Inc. and First Level have common control and has elected to not apply the VIE consolidation model. For the year ended December 31, 2024, the Company incurred $120,000 (Period from April 24, 2023 (inception) to September 30, 2023 - $60,000) in fees from First Level and recorded these as consulting fees on the Statement of Operations.

8. Expenses

For the year ended December 31, 2024, and for the period from April 24, 2023 (inception) to September 30, 2023, general and administrative expenses are made up of the following items:

9. Income Tax

The Company had a net loss of $836,389 for the year ended December 31, 2024. The effective tax rate is expected to be 21% for the year ended December 31, 2024. There is no state tax effect for the current fiscal year because the Company does not have income activities in any states.

The provision for Federal income taxes consist of the following for the year ended December 31, 2024:

Current	$-
Deferred	$-
Net provision for Federal income taxes	$-

The income tax recovery differs from the amount that would be resulted from applying the federal income tax rate to income before tax expenses as follows:

Loss before income taxes	$836,389
Federal tax rate	21%
Theoretical tax recovery at statutory rates	$175,642
Change in valuation allowance	(175,642)
$-

Deferred taxes are a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences because it is not probable that future taxable profit will be available against which the Company can utilize the benefits there from:

Non-capital losses carried forward	$836,389
Valuation allowance	(836,389)
$-

10. Subsequent event

Management has assessed subsequent events through July 15, 2025, the date on which the financial statements were available to be issued. There are no material events.

F-14

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1*	Articles of Incorporation of Plantation Development Corporation as filed on August 10, 2007
2.2*	Articles of Incorporation of Baroma, Inc., as amended on September 7, 2012
2.3*	Articles of Incorporation of GoooGreen, Inc., as amended on December 9, 2015
2.4*	Articles of Incorporation of Winners, Inc., as amended on December 02, 2020
2.5*	Bylaws of Winners, Inc.
4.1*	Form of Subscription Agreement Winners, Inc.
6.1*	Reorganization and Stock Purchase Agreement, dated September 30, 2025
6.2*	Advisory Services Agreement between Issuer and Michael Handelman, dated November 15, 2025
6.3*	Employment Agreement between Issuer and B. Michael Friedman, dated January 1, 2026.
12.1*	Legal Opinion of Byrd Law Group

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe the information contained within this Form 1-A is true and correct to the best of its knowledge and belief and has duly signed this Form 1-A in the City of Aventura, State of FL on March 26, 2026.

Winners, Inc.

By:	/s/ B. Michael Friedman
B. Michael Friedman
CEO, Chairman, Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ B. Michael Friedman
B. Michael Friedman
CEO, Principal Executive Officer, Director
Dated: March 26, 2026

By:	/s/ Michael Handelman
Michael Handelman
CFO, Principal Financial Officer, Director
Dated: March 26, 2026

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